Exhibit 1.2

PRICING AGREEMENT

March 2, 2015

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Credit Suisse Securities (USA) LLC

UBS Securities LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated March 2, 2015 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Underwritten Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the

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representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Each reference to Securities Agreement shall be deemed to refer to the Indenture, dated as of November 9, 2001 between MetLife, Inc. and Bank One Trust Company, N.A. (predecessor to The Bank of New York Mellon Trust Company, National Association) (the “Senior Indenture”) and, as applicable, the Twenty-Sixth Supplemental Indenture and Twenty-Seventh Supplemental Indenture, each to be dated March 5, 2015, between MetLife, Inc. and The Bank of New York Mellon Trust Company, National Association. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

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Very truly yours, METLIFE, INC.

By:	/s/ Marlene B. Debel
Name: Marlene B. Debel
Title: Executive Vice President and Treasurer

[Signature page to Senior Notes Pricing Agreement]

Accepted as of the date hereof

on behalf of each of the Underwriters:

BARCLAYS CAPITAL INC.

By:	/s/ Paige Maire
Name: Paige Maire
Title: Managing Director

[Signature page to Senior Notes Pricing Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

By:	/s/ Mark Adley
Name: Mark Adley
Title: Managing Director

[Signature page to Senior Notes Pricing Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
Name: Sharon Harrison
Title: Director

[Signature page to Senior Notes Pricing Agreement]

UBS SECURITIES LLC

By:	/s/ Samuel Reinhart
Name: Samuel Reinhart
Title: Managing Director

By:	/s/ Corey Sieven
Name: Corey Sieven
Title: Associate Director

[Signature page to Senior Notes Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of $500,000,000 3.000% Senior Notes due 2025 to be Purchased
Barclays Capital Inc.	$100,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	100,000,000
Credit Suisse Securities (USA) LLC	100,000,000
UBS Securities LLC	100,000,000
BNP Paribas Securities Corp.	10,000,000
Commerz Markets LLC	10,000,000
HSBC Securities (USA) LLC	10,000,000
ING Financial Markets LLC	10,000,000
Santander Investment Securities Inc.	10,000,000
Scotia Capital (USA) Inc.	10,000,000
SG Americas Securities, LLC	10,000,000
SMBC Nikko Securities America, Inc.	10,000,000
Standard Chartered Bank	10,000,000
TD Securities (USA) LLC	10,000,000

Total	$500,000,000

Underwriters	Principal Amount of $1,000,000,000 4.050% Senior Notes due 2045 to be Purchased
Barclays Capital Inc.	$200,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	200,000,000
Credit Suisse Securities (USA) LLC	200,000,000
UBS Securities LLC	200,000,000
BNP Paribas Securities Corp.	20,000,000
Commerz Markets LLC	20,000,000
HSBC Securities (USA) LLC	20,000,000
ING Financial Markets LLC	20,000,000
Santander Investment Securities Inc.	20,000,000
Scotia Capital (USA) Inc.	20,000,000
SG Americas Securities, LLC	20,000,000
SMBC Nikko Securities America, Inc.	20,000,000
Standard Chartered Bank	20,000,000
TD Securities (USA) LLC	20,000,000

Total	$1,000,000,000

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SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

March 2, 2015

Relating to

Preliminary Prospectus Supplement dated March 2, 2015 to

Prospectus dated November 15, 2013

Registration Statement No. 333-192366

$500,000,000 3.000% Senior Notes due 2025

$1,000,000,000 4.050% Senior Notes due 2045

Final Term Sheet

March 2, 2015

$500,000,000 3.000% Senior Notes due 2025

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	3.000% Senior Notes due 2025 (the “2025 Senior Notes”)

Aggregate Principal Amount:	$500,000,000

Price to the Public:	99.428% of principal amount plus accrued interest, if any, from March 5, 2015

Gross Underwriting Discount:	0.450%

Proceeds to Issuer Before Expenses:	$494,890,000

Maturity Date:	March 1, 2025

Pricing Date:	March 2, 2015

Settlement Date:	March 5, 2015

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Interest Payment Dates:	Semi-annually on March 1 and September 1 of each year

First Interest Payment Date:	September 1, 2015

Coupon:	3.000%

Benchmark Treasury:	UST 2.000% due February 15, 2025

Spread to Benchmark Treasury:	T + 98 bps

Benchmark Treasury Price and Yield:	99-07; 2.087%

Yield to Maturity:	3.067%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Redemption:	The Senior Notes will be redeemable at the Issuer’s option, in whole or in part, at any time and from time to time at a redemption price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, the date fixed for redemption and the Make-Whole Redemption Amount calculated as described in the preliminary prospectus supplement at the rate of T + 15 bps.

CUSIP/ISIN:	59156R BM9 / US59156RBM97

Joint Book-Running Managers:	Barclays Capital Inc. Credit Suisse Securities (USA) LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC

Co-Managers:

BNP Paribas Securities Corp.

Commerz Markets LLC

HSBC Securities (USA) Inc.

ING Financial Markets LLC

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

TD Securities (USA) LLC

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$1,000,000,000 4.050% Senior Notes due 2045

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	4.050% Senior Notes due 2045 (the “2045 Senior Notes”)

Aggregate Principal Amount:	$1,000,000,000

Price to the Public:	99.501% of principal amount plus accrued interest, if any, from March 5, 2015

Gross Underwriting Discount:	0.875%

Proceeds to Issuer Before Expenses:	$986,260,000

Maturity Date:	March 1, 2045

Pricing Date:	March 2, 2015

Settlement Date:	March 5, 2015

Interest Payment Dates:	Semi-annually on March 1 and September 1 of each year

First Interest Payment Date:	September 1, 2015

Coupon:	4.050%

Benchmark Treasury:	UST 3.000% due November 15, 2044

Spread to Benchmark Treasury:	T + 140 bps

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Benchmark Treasury Price and Yield:	106-17+; 2.679%

Yield to Maturity:	4.079%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Redemption:	The Senior Notes will be redeemable at the Issuer’s option, in whole or in part, at any time and from time to time at a redemption price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, the date fixed for redemption and the Make-Whole Redemption Amount calculated as described in the preliminary prospectus supplement at the rate of T + 25 bps.

CUSIP/ISIN:	59156R BN7 / US59156RBN70

Joint Book-Running Managers:	Barclays Capital Inc. Credit Suisse Securities (USA) LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC

Co-Managers:

BNP Paribas Securities Corp.

Commerz Markets LLC

HSBC Securities (USA) Inc.

ING Financial Markets LLC

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

TD Securities (USA) LLC

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The offering of the 2025 Senior Notes is not conditioned on the completion of the offering of the 2045 Senior Notes, and vice versa. The Issuer may sell the 2025 Senior Notes or the 2045 Senior Notes or both.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-603-5847, Credit Suisse Securities (USA) LLC at 1-800-221-1037, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or UBS Securities LLC at 1-877-827-6444 extension 561-3884.

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SCHEDULE III

TO PRICING AGREEMENT

Underwriters Purchase Price of 3.000% Senior Notes due 2025: 98.978% of the principal amount thereof

Underwriters Purchase Price of 4.050% Senior Notes due 2045: 98.626% of the principal amount thereof

Closing Date: March 5, 2015

Addresses for Notices, etc. to the Representatives:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Fax: (646) 834-8133

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention: LCD-IBD

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Fax: (203) 719-0495

Attention: Fixed Income Syndicate

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